                                                                    EXHIBIT 3.52

                            ARTICLES OF INCORPORATION

                                       ONE

         The name of the corporation is WESTERN ZINC CORPORATION.

                                       TWO

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      THREE

         The name and address in this state of the corporation's initial agent for service of process is:

                                 NORMAN W. BLATT
                         479 West 6th Street, Suite 203
                           San Pedro, California 90731

                                      FOUR

         This corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is One Hundred Thousand (100,000).

                                      FIVE

         The corporation is a close corporation. All of the corporation's issued shares of all classes shall be held of record by not more than thirty-five (35) persons.

                                       SIX

         The name and address of the person who is appointed to act as the initial director of this corporation is:

      NAME                            ADDRESS
----------------             ---------------------------
William G. Small             2001 Kirby Drive, Suite 506
                             Houston, Texas 77019

         IN WITNESS WHEREOF, the undersigned, being all the persons named above as the initial directors, have executed these Articles of Incorporation.

DATED: November 7, 1986                              /s/ William G. Small
                                                     ----------------------
                                                     William G. Small

THE STATE OF TEXAS   )
                     )
COUNTY OF HARRIS     )

         BEFORE ME, a notary public, on this day personally appeared WILLIAM G. SMALL, known to me to be the persons whose names are subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         GIVEN UNDER MY HAND AND SEAL of office on this the 7th day of November, 1986.

                                      /s/ Sharon L. Floyd
                                      ------------------------------------
                                      NOTARY PUBLIC, STATE OF TEXAS

                                      My commission expires: 5/2/89

                                      Name Printed: Sharon L. Floyd

                                                                          [SEAL]

                                      -2-